UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2018

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-36677 (Commission File Number)	38-2063100 (IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Philip Hagerman as Chief Executive Officer and Chairman of the Board

On January 4, 2018, Mr. Hagerman resigned as Chairman of the Board and Chief Executive Officer of Diplomat Pharmacy, Inc. (the “Company”), effective immediately.  Concurrently, Mr. Hagerman was bestowed the honorary status of Chairman Emeritus and he will continue to serve as a director on the Company’s Board of Directors (the “Board”).  Further, he will serve as a consultant to the Company for six months to ensure a smooth transition.  He will receive $50,000 per month during his service as consultant.

Appointment of Jeff Park as Interim Chief Executive Officer

On January 4, 2018, Jeff Park was appointed as the Company’s Interim CEO, effective immediately.  Mr. Park, age 46, has been a director on the Board since June 2017.  Prior to his appointment as Interim CEO, he was a member of the Audit Committee of the Board.

Mr. Park was the Chief Operating Officer of OptumRx, a $75 billion entity resulting from the merger of Catamaran Corporation (NASDAQ: CTRX), a major Pharmacy Benefits Management (PBM) services provider, and OptumRx, UnitedHealth Group’s (NYSE: UNH) free-standing pharmacy care services business from July 2015 until July 2016. Immediately prior to the merger, Mr. Park served as Catamaran’s Executive Vice President, Operations since March 2014 and previously served as its Chief Financial Officer beginning in 2006. Prior to serving as Chief Financial Officer, Mr. Park was a member of Catamaran’s board of directors and was a Senior Vice President of Covington Capital Corporation, a private equity venture capital firm he joined in 1998.

Mr. Park has substantial experience in the PBM and Pharmacy industries and has led PBM, pharmacy and technology operations, as well as clinical and member services. He has also had key managerial, financial and operational responsibilities during his 11 years in the health care industry, including significant roles in building operations through the integration of over a dozen acquisitions and driving organic growth. Mr. Park also has extensive financial and accounting expertise having served as a chief financial officer through a transition from a small Canadian listed public company to a Fortune 500 Nasdaq listed public company. In addition to his public company board experience, Mr. Park previously served on ten Covington portfolio company boards.

During his service as Interim CEO, Mr. Park will continue to receive compensation pursuant to the non-employee director compensation program of the Board, and will also receive (1) cash compensation of $41,666.67 per month (with pro ration) and (2) a grant of restricted stock of $1,000,000 as of the date hereof in accordance with the 2014 Omnibus Plan and the terms of the applicable award agreement, such grant to vest in four equal installments on March 31, June 30, September 30 and December 31, 2018 (with pro rata vesting), with the number of common shares to be determined as of each vesting date based on the Company’s closing common stock price on the NYSE as of such vesting date (or, if not a business day, the business day immediately prior to the vesting date).

A copy of the Company’s news release, dated January 5, 2018, announcing the foregoing matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the matters described in Item 5.02 of this report, the Board amended Article V of the Company’s Bylaws to clarify the duties and responsibilities of the Chairman of the Board, Chief Executive Officer and President of the Company.  The foregoing summary of the amendment is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated.  The Amended and Restated Bylaws are filed as Exhibit 3.1 to this report and are incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure.

Appointment of Ben Wolin as Chairman of the Board

On January 4, 2018, Ben Wolin was appointed as the Company’s Chairman of the Board, effective immediately.  Mr. Wolin previously served as independent Lead Director of the Board since February 2017, which role will no longer exist due to such appointment.

2017 Guidance Update and Preliminary 2018 Guidance

On January 5, 2018, the Company announced an update to its 2017 guidance and provided a preliminary 2018 outlook.  A copy of the Company’s news release regarding the foregoing is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The information in this Item 7.01 and the attached exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly stated by specific reference in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                                                 Exhibits

No.	Description

3.1	Amended and Restated Bylaws of Diplomat Pharmacy, Inc.
99.1	Company news release dated January 5, 2018, regarding the Company’s officers and Chairman of the Board
99.2	Company news release dated January 5, 2018, regarding financial guidance

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Atul Kavthekar
Atul Kavthekar
Chief Financial Officer

Date: January 5, 2018